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                           COAST DENTAL SERVICES, INC.
                                                                    EXHIBIT 11.1
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                                    YEARS ENDED DECEMBER 31,
                                                                          ---------------------------------------------
                                                                             1998             1999             2000
                                                                          -----------      -----------      -----------

Income (loss) before cumulative effect of a change in accounting
    principle............................................................ $ 4,171,257      $   656,325      $(1,263,940)
Cumulative effect of a change in accounting principle....................     633,813               --               --
                                                                          -----------      -----------      -----------
Net income (loss)........................................................ $ 3,537,444      $   656,325      $(1,263,940)
                                                                          ===========      ===========      ===========

Shares:
Basic weighted average number of shares outstanding......................   7,615,324        6,906,163        6,292,832
Additional shares issuable under stock options for diluted
earnings per share.......................................................     102,874               --               --
                                                                          -----------      -----------      -----------
Diluted weighted average number of shares outstanding....................   7,718,198        6,906,163        6,292,832
                                                                          ===========      ===========      ===========

Basic earnings (loss) per share:
Income (loss) before cumulative effect of a change in accounting
    principle............................................................ $       .55      $       .10      $      (.20)

Cumulative effect of a change in accounting principle....................        (.08)              --               --
                                                                          -----------      -----------      -----------
Net income (loss)........................................................ $       .47      $       .10      $      (.20)
                                                                          ===========      ===========      ===========

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of a change in accounting
    principle............................................................ $       .54      $       .10      $      (.20)
Cumulative effect of a change in accounting principle....................        (.08)              --               --
                                                                          -----------      -----------      -----------
Net income (loss)........................................................ $       .46      $       .10      $      (.20)
                                                                          ===========      ===========      ===========
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